                                                       Exhibit 3.3
                                 BY-LAWS

                                   of

                       CROWN CORK & SEAL COMPANY, INC.,

                        A PENNSYLVANIA CORPORATION


                                 ARTICLE I

                                Shareholders

SECTION 1: Annual Meetings. The Corporation shall hold annually a regular meeting of its shareholders for the election of Directors and for the transaction of general business which may properly come before the meeting in accordance with these By-Laws in Philadelphia, Pennsylvania, on the fourth
(4th) Thursday in April in each year, if not a legal holiday, and, if a legal holiday, then on the first day following (excluding Saturday) which is not a legal holiday, or on such other date as may be designated by the Board of Directors which is not a legal holiday, at 11:00 A.M., local time.

SECTION 2: Special Meetings. Special meetings may be called by a majority of the Board of Directors or the chief executive officer, to meet at such place or time as may be designated by the Board of Directors or the chief executive officer, respectively. Except as provided by law, the shareholders shall not be entitled to call a special meeting.

SECTION 3: Notice of Meetings. Written or printed notice of every annual and of every special meeting of the shareholders shall be given to each shareholder of record entitled to vote at such meeting by mail, postage prepaid and addressed to the address on the books of the Corporation, or as otherwise provided by law, at least ten (10) days before such meeting. Notice of every special meeting shall state the place, date and time of the meeting and the business proposed to be transacted. Failure to give notice of any annual meeting, or any irregularity in such notice, shall not affect the validity of any annual meeting or of any proceedings at any such meeting. Notice of any meeting of shareholders need not be given to any shareholder who waives notice thereof in writing either before or after the holding thereof, and attendance at any such meeting shall constitute waiver of notice thereof except as otherwise provided by law. No notice of any adjourned meeting of shareholders need be given.

SECTION 4: Quorum. At all meetings of shareholders, the presence, in person or by proxy, of shareholders entitled to cast a majority in number of votes shall be necessary to constitute a quorum for the transaction of business; but in the absence of a quorum, the shareholders present in person or by proxy at the time and place fixed for such meeting, or at the time and place of any adjournment thereof, may, by majority vote, adjourn the meeting from time to time, but not for a period of over fifteen (15) days with respect to any meeting at which directors are to be elected or a period of over thirty
(30) days with respect to any other meeting at any one time.

SECTION 5: Voting. Except in cases in which it is by statute, by the Articles of Incorporation or by these By-Laws otherwise provided, each shareholder entitled to vote at such meeting shall be entitled to cast one vote for each share of stock held by him, and a majority of the votes cast shall be sufficient to elect and pass any measure.

SECTION 6: Proxies. Any shareholder entitled to vote at any meeting of shareholders may vote by person or by proxy. Every proxy shall be in writing, subscribed by the shareholder or his duly authorized attorney and dated.

SECTION 7: Judges of Election. Prior to any meeting of shareholders, the Board of Directors may appoint three judges of election, and in default of such appointment the shareholders at such meeting shall by majority vote appoint such judges. The judges of election need not be shareholders and may not be candidates for any office. The judges of election shall exercise all of the powers and duties usually incident to their office.

SECTION 8:         Nominations.  (a)   Only persons who are nominated in
accordance with the procedures set forth in these By-Laws shall be eligible to serve as Directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this By-Law.

         (b) Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, and (ii) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and including information as to the purpose of such nomination); (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such shareholder and (B) the class and number of shares of the Corporation which are beneficially owned by such shareholder and also which are owned of record by such shareholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.

         (c) No person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-Law.

SECTION 9: Notice of Shareholder Business. (a) At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or
(iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this By-Law, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this By-Law.

         (b) For business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a) of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than thirty
(30) days from such anniversary date, notice by the shareholder to be timely must be received no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and (iv) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

         (c) Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-Law.

                            ARTICLE II

                         Board of Directors

SECTION 1: Powers. The business and affairs of the Corporation, except as otherwise provided by statute, the Articles of Incorporation or these By-Laws, shall be conducted and managed by the Board of Directors. The number of Directors of the Corporation, which shall be not more than eighteen
(18) and not less than ten (10), shall be determined from time to time by the Directors. Directors must be shareholders of the Corporation.

SECTION 2: Election. The Directors of the Corporation shall be elected by ballot at the annual meeting of the Shareholders and shall serve one (l) year and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal.

SECTION 3: Annual Meeting. The regular annual meeting of the Board of Directors shall be held immediately following each meeting of the shareholders at which a Board of Directors shall have been elected for the purpose of organization and the transaction of other business.

SECTION 4: Regular Meetings. In addition to the annual meeting, regular meetings of the Board of Directors shall be held at such intervals as may be fixed from time to time by the Board of Directors.

SECTION 5: Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or a Vice President, or by a majority of the Board of Directors, and shall be held at the time and place specified in the call for such special meeting.

SECTION 6: Place of Meeting. Subject to the provisions of Section 4 of this Article II, regular and special meetings of the Board of Directors may be held within or without the Commonwealth of Pennsylvania, and at such times and places as, in the case of a regular meeting, may be stated in the notice of the meeting, or in the case of a special meeting, may be specified in the call for such meeting.

SECTION 7: Conference Calls. Any one or more members of the Board of Directors of the Corporation or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting. No persons may participate in any meeting of the shareholders by means of a conference telephone or similar communications equipment.

SECTION 8: Notice of Meetings. Notice of the place, day and hour of every regular and special meeting of the Board of Directors shall be given each Director before the meeting personally by telegram, letter or telefax or by mail, postage prepaid, to the address on the books of the Corporation or as otherwise provided by law at least four (4) days before the meeting. No notice need be given any director who waives such notice in writing either before or after the holding thereof, and attendance at any such meeting shall constitute waiver of notice thereof except as otherwise provided by law. No notice of any adjourned meeting of the Board of Directors need be given.

SECTION 9: Quorum. No less than one-half of the Board of Directors shall constitute a quorum for the transaction of any business at every meeting of the Board of Directors, but if at any meeting there be less than a quorum present a majority of those present may adjourn the meeting from time to time but not for a period of over thirty (30) days at any one time, without notice other than by announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted at the meeting as previously modified.

SECTION 10: Committees. From time to time, the Board of Directors may by resolution provide for and appoint the members of an Executive Committee, or any other regular or special committee, or committees, and all such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution of appointment.

SECTION 11: Vacancies. Vacancies in the Board of Directors occurring during the year shall be filled for the unexpired terms by a majority of the remaining members of the Board of Directors although less than a quorum.

SECTION 12: Limitation on Liability. A Director shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless (a) the Director has breached or failed to perform the duties of his office under Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as the same may be amended (relating to standard of care and justifiable reliance) and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this Section 12 shall not apply to (a) the responsibility or liability of a Director pursuant any criminal statute or (b) the liability of a Director for the payment of taxes pursuant to local, state or federal law. Any repeal or modification of this Section 12 shall be prospective only, and shall not affect, to the detriment of any Director, any limitation on the personal liability of a Director of the corporation existing at the time of such repeal or modification.

SECTION 13: Strategic Committee; Numbers; Qualifications. The Board of Directors shall by resolution appoint a committee (the "Strategic Committee") consisting of a number of directors, one-half of whom are designated (each a"Shareholder Designee") by Compagnie Generale d'Industrie et de Participations ("CGIP") pursuant to a Shareholders Agreement dated February 22, 1996 (the "Shareholders Agreement") between the Corporation and CGIP.
The Strategic Committee shall initially consist of six members, three of whom shall be Shareholder Designees.

         13.1: Powers. The Strategic Committee shall consider all issues regarding: (i) changes in the dividend and debt rating policies of the Corporation as such policies are set forth in Sections 3.7 and 3.8 of the Shareholders Agreement; (ii) the approval of any merger, consolidation or similar transaction of the Corporation or any material subsidiary of the Corporation (other than pursuant to internal reorganizations); (iii) any recapitalization or any share exchange involving the Corporation; (iv) the sale by the Corporation or any subsidiary of the Corporation of a material amount of assets; (v) the issuance of Common Stock or other securities or the incurrence of indebtedness in any transaction in which a vote of the Corporation's shareholders is required under New York Stock Exchange Rules or Pennsylvania law or which involves a material amount of securities or indebtedness; (vi) an acquisition by the Corporation of a material amount of assets; and (vii) succession planning. Unless the Strategic Committee decides not to consider any such issues, no such issue may be voted on by the Board of Directors until the Strategic Committee has voted to recommend passage or rejection by the Board of Directors or the Strategic Committee deadlocks on such issue and can make no recommendation to the Board of Directors; and provided that if a meeting of the Strategic Committee is not held to consider any such issue within seven days of notice being given pursuant to Section 13.3, the Board of Directors shall be free to vote on any such issue without having received the vote of the Strategic Committee. The Board of Directors shall consider the vote of the Strategic Committee in determining whether to pass or reject any such item but shall not be bound to follow the vote of the Strategic Committee. The validity, authorization or enforceability of any contract, agreement or instrument entered into by the Corporation or any of its subsidiaries shall not be affected by the operation of this Section 13.

         The Board of Directors shall call a meeting of the Strategic Committee to review the Corporation's response to any third party action or proposal described in Section 2.1 of the Shareholders Agreement, if such section is then currently in effect. The Strategic Committee shall consider and evaluate the appropriate response to such proposal and make a recommendation to the full Board of Directors.

         13.2: Chairman of Strategic Committee. A chairman of the Strategic Committee shall be appointed from among the Shareholder Designees who serve on such committee. The Chairman of the Strategic Committee shall preside at all meetings of the Strategic Committee at which he shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him by the Board of Directors or as may be provided by law.

         13.3: Meetings. Meetings of the Strategic Committee may be held at any time, in Philadelphia or Paris or any other place within or without the State of Pennsylvania as the Chairman of the Board of Directors and Chairman of the Strategic Committee shall mutually agree from time to time, whenever called by the Chairman of the Strategic Committee, or by any two members serving on the Strategic Committee. Reasonable notice thereof shall be given by the person or persons calling the meeting.

         13.4:  Participation in Meetings by Conference Telephone
    Permitted. Members of the Strategic Committee may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

         13.5: Quorum; Vote Required for Action. At all meetings of the Strategic Committee a majority of the entire Strategic Committee shall constitute a quorum for the transaction of business. The vote of a majority of the members of the Strategic Committee present at a meeting at which a quorum is present and at which at least one-half of the members present are Shareholder Designees shall be the act of the Strategic Committee. In case at any meeting of the Strategic Committee a quorum shall not be present, the members of the Strategic Committee present may adjourn the meeting from time to time until a quorum shall attend.

         13.6: Organization. Meetings of the Strategic Committee shall be presided over by the Chairman of the Strategic Committee or in the absence of the Chairman by a chairman chosen from among the other Shareholder Designees at the meeting. The Secretary of the meeting shall be a liaison officer of CGIP who shall be subject to the appropriate confidentiality provisions. If no such officer is available to attend a meeting, the Strategic Committee Chairman or any acting chairman of the meeting may appoint any person to act as secretary of such meeting.

         13.7: Action by Strategic Committee Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Strategic Committee may be taken without a meeting if all members of the Strategic Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Strategic Committee.

                                    ARTICLE III

                                     Officers

SECTION 1: Officers. The Officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents (one or more of whom may be designated as Executive Vice Presidents or Senior Vice Presidents by the Board of Directors), a Treasurer, one or more Assistant Treasurers, a Secretary, and one or more Assistant Secretaries and a Controller. The Board of Directors may elect such other officers as they may from time to time deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors.

SECTION 2: Officers Holding More Than One Office. Any two (2) of the offices provided for in this Article III may be held by the same person except that the President may not hold the office of Vice President or Secretary, nor the Treasurer that of Assistant Treasurer, nor the Secretary that of Assistant Secretary.

SECTION 3: Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors. He shall have supervision of such matters as may be designated to him by the Board of Directors. The Board of Directors may elect a Vice Chairman of the Board, who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors.

SECTION 4: President. The President shall have such authority and perform such duties as may from time to time be assigned to him by the Board of Directors, and, in the absence of the Chairman of the Board and the Vice Chairman of the Board, he shall preside at all meetings of the Board of Directors.

SECTION 5: Chief Executive Officer. Either the Chairman of the Board or the President, as determined by the Board of Directors, shall be the chief executive officer of the Corporation and, subject to the Board of Directors, shall have general charge of the business and affairs of the Corporation.

SECTION 6: Vice Presidents. The Vice Presidents shall perform such duties as may be incidental to their office and as may be assigned to them from time to time by the Board of Directors. In the absence of the President, the specific duties assigned to that officer shall be exercised by the Vice Presidents.

SECTION 7: Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders in books provided for that purpose. He shall attend to the giving and serving of all notices of the Corporation and shall be the custodian of the corporate seal. He shall have charge of and keep and preserve such books and records of the Corporation as the Board of Directors may prescribe, and he shall perform all other duties incidental to his office and as may be assigned to him by the Board of Directors from time to time. Unless otherwise ordered by the Board of Directors, he may certify copies of and extracts from any of the official records of the Corporation and may also certify as to the Officers of the Corporation and as to similar matters.

SECTION 8: Treasurer. The Treasurer shall have the care and custody of the funds and securities of the Corporation and shall deposit the same in such bank or banks as the Board of Directors may select, or in the absence of such selection, as may be selected by him. He shall disburse the funds of the Corporation in the regular conduct of its business or as may be ordered by the Board. The Treasurer shall perform such other duties as the Board of Directors may from time to time require.

SECTION 9: Controller. The Controller shall maintain adequate records of all assets, liabilities and transactions of the Corporation; see that adequate audits thereof are currently and regularly made; and, in conjunction with other officers and department heads, initiate and enforce measures and procedures whereby the business of this Corporation shall be conducted with the maximum safety, efficiency and economy. He shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 10: Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or by the President, or by the Secretary or the Treasurer respectively, and in the absence or incapacity of the Secretary or Treasurer, shall have the powers and perform the duties of those officers respectively.

SECTION 11: Vacancies. Vacancies in any of the offices provided herein shall be filled by the Board of Directors by majority vote for the unexpired terms.

SECTION 12: Contracts, Notes, Drafts, Etc. Except as otherwise provided by the Board of Directors, all written material contracts, deeds, bonds and similar instruments of the Corporation shall be executed on its behalf by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President or Treasurer and shall be either: (a) countersigned by the Secretary or an Assistant Secretary of the Corporation or (b) have the corporate seal affixed thereto and attested by the Secretary, an Assistant Secretary or a member of the legal department of the Corporation. Notes drawn and drafts accepted by the Corporation shall be valid only when signed by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President, the Treasurer or the Controller, and countersigned by the Secretary, Assistant Treasurer, any Assistant Secretary or any Assistant Controller. Funds of the Corporation deposited in banks and other depositories to the credit of the Corporation shall be drawn from such banks and other depositories by checks, drafts, or other orders for the payment of money, bearing the signatures of any two (2) of the officers and/or such other employees of the Corporation as the Board of Directors may from time to time designate; and, in lieu of manual signature thereof, the Board of Directors may adopt and thereupon the Corporation may use a facsimile signature of any officer or officers, notwithstanding the fact that such officer or officers may no longer be employed by the Corporation at the time the checks bearing such facsimile signature are actually drawn or presented for payment. The funds deposited in banks or other depositories in special accounts for payroll or other purposes shall be drawn from such depositories by checks signed by any two officers or such person or persons as the Board of Directors may from time to time designate. Whenever the Board of Directors shall provide by resolution that any contract or note shall be executed, or draft accepted, in any other manner and by any other officer or agent than as specified in these By-Laws, such method of execution, acceptance or endorsement shall be as equally effective to bind the Corporation as if specified herein. Access to the safe deposit boxes of the Corporation shall be had only in the presence of any two of the following officers, that is to say, the Chairman of the Board, the Vice Chairman of the Board, the President, any one of the Vice Presidents, the Secretary, the Treasurer, or the Controller, or in the presence of any one of the aforementioned officers and an Assistant Secretary or an Assistant Treasurer. The signing of any instrument or the doing of any act by any person elected a Vice President as such Vice President, or by any person elected an Assistant Secretary or Assistant Treasurer as such Assistant Secretary or Assistant Treasurer, as the case may be, shall not be subject to any inquiry as to whether the President, the Secretary or the Treasurer, as the case may be, was at the time of such signing or of such act, absent, unavailable or under any disability.

                                 ARTICLE IV

                              Indemnification

SECTION 1: Right to Indemnification. Subject to Section 3 hereof, the Corporation shall indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise or entity, whether or not for profit, whether domestic or foreign, including service with respect to an employee benefit plan, its participants or beneficiaries, against all liability, loss and expense (including attorneys' fees and amounts paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding, whether or not the indemnified liability arises or arose from any Proceeding by or in the right of the Corporation.

SECTION 2: Advance of Expenses. Subject to Section 3 hereof, expenses incurred by a Director or Officer in defending (or acting as a witness in) a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, subject to the provisions of applicable law, upon receipt of an undertaking by or on behalf of the Director or Officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under applicable law.

SECTION 3: Procedure for Determining Permissibility. To determine whether any indemnification or advance of expenses under this Article IV is permissible, the Board of Directors by a majority vote of a quorum consisting of Directors who are not parties to such Proceeding may, and on request of any person seeking indemnification or advance of expenses shall, determine (i) in the case of indemnification, whether the standards under applicable law have been met, and (ii) in the case of advance of expenses prior to a change of control of the Corporation as set forth below, whether such advance is appropriate under the circumstances, provided that each such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested Directors so directs; and provided further that, if there has been a change in control of the Corporation between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification shall be determined by independent legal counsel and the advance of expenses shall be obligatory subject to receipt of the undertaking in Section 2 hereof. The reasonable expenses of any Director or Officer in prosecuting a successful claim for indemnification, and the fees and expenses of any independent legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Corporation. As used herein, a "change in control" of the Corporation means (a) the acquisition by any person or entity, or two or more such persons or entities acting in concert, of beneficial ownership (within the meaning of Rule 13d-3, or any successor rule, of the Securities Exchange Act of 1934, as amended) of more than fifty percent (50%) of the outstanding voting shares of the Corporation or (b) any change in one-third (1/3) or more of the members of the Board of Directors unless such change was approved by a majority of the Continuing Directors. The term "Continuing Directors" means the Directors existing on July 27, 1995 or any person who subsequently becomes a Director if such person's nomination for election or election to the Board of Directors is recommended or approved by the
Continuing Directors.
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SECTION 4:         Contractual Obligation.  The obligations of the Corporation to indemnify a Director or Officer under this Article IV, including, if applicable, the duty to advance expenses, shall be considered a contract between the Corporation and such Director or Officer, and no modification or repeal of any provision of this Article IV shall affect, to the detriment of the Director or Officer, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

SECTION 5: Indemnification Not Exclusive; Inuring of Benefit. The indemnification and advancement of expenses provided by this Article IV shall not be deemed exclusive of any other right to which one indemnified may be entitled under any statute, agreement, vote of shareholders or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, legal representatives and estate of any such person.

SECTION 6: Insurance and Other Indemnification. The Board of Directors shall have the power to (a) authorize the Corporation to purchase and maintain, at the Corporation's expense, insurance on behalf of the Corporation and on behalf of others to the extent that power to do so has not been prohibited by statute, (b) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations, and (c) give other indemnification to the extent permitted by statute.

                                   ARTICLE V

                                 Capital Stock

SECTION 1: Share Certificates. Every shareholder of record shall be entitled to a share certificate representing the shares held by him. Every share certificate shall bear the corporate seal (which may be a facsimile) and the signature of the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. Where a certificate is signed by a transfer agent or registrar the signature of any corporate officer may be a facsimile.
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

SECTION 2: Transfers. Transfers of share certificates and the shares represented thereby shall be made on the books of the Corporation only by the registered holder or by duly authorized attorney. Transfers shall be made only on surrender of the share certificate or certificates.

                                   ARTICLE VI

                                  Record Dates

SECTION 1: Record Dates. Subject to the requirements of law and to the provisions of the Articles of Incorporation, the Board of Directors may fix a time in the future not exceeding, except in the case of an adjourned meeting, ninety (90) days preceding the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect or any consent of shareholders shall be obtained, as a record date for the determination of the shareholders entitled to notice of or to vote at any such meeting or entitled to receive any such dividend or distribution or any such allotment of rights, or to exercise the rights in respect to any such change, consent, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to notice of or to vote at such meeting or to receive such dividend, distribution or allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer of any shares of stock on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors, in their discretion, may close the books of the Corporation against transfers of shares during the whole or any part of such period.

                                    ARTICLE VII

                                    Dividends

SECTION 1: Declaration of Dividends. Subject to the provisions of statute and the Articles of Incorporation, dividends may be declared and paid as often and at such times as the Board of Directors may determine.

                                  ARTICLE VIII

                              Sundry Provisions

SECTION 1: Seal. The seal of the Corporation shall be in such form and shall bear such inscription as may be adopted by the Board of Directors. If deemed advisable by the Board of Directors, a duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the Corporation.

SECTION 2: Fiscal Year. The fiscal year of the Corporation shall commence on January 1st of each year and end on December 31st of each year, unless otherwise provided by the Board of Directors.

SECTION 3: Voting Stock of Other Corporations. Any stock in other corporations, which may from time to time be held by this Corporation, may be represented and voted at any meeting of shareholders of such other corporations or instructions given to any nominee holding such stock, by the Chairman of the Board, the President or Vice Presidents of the Corporation, or by proxy executed in the name of this Corporation by its Chairman of the Board, Vice Chairman of the Board, President or a Vice President, with the corporate seal affixed and attested by the Secretary or an Assistant Secretary.

                                 ARTICLE IX

                                 Amendments

SECTION 1: Amendments. Except as otherwise provided by law, these By-Laws may be amended at any meeting of the Board of Directors at which a quorum is present by a majority vote of the Directors present (and which majority vote shall, in respect of an amendment to Section 13 of Article II or to this parenthetical clause, include the majority vote of the Shareholder Designees then in office), or they may be amended by a majority vote at any meeting of shareholders entitled to vote thereon, provided, in either case, notice of the proposed amendment was included in the notice of the meeting (unless, in the case of amendment at a meeting of the Board of Directors, such notice is waived by a majority vote of the Directors present).
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
                                ARTICLE X

                      Certain Matters Relating to
                    Pennsylvania Act No. 36 of 1990

SECTION 1: Section 511. Subsections (d) through (f) of Section 511, Standard of Care and Justifiable Reliance, of the Pennsylvania Associations Code, as amended, shall not be applicable to the Corporation.

SECTION 2: Section 1721. Subsections (e) through (g) of Section 1721, Board of Directors, of Pennsylvania Associations Code, as amended, shall not be applicable to the Corporation.

SECTION 3: Subchapter G, Chapter 25. Subchapter G, Control-Share Acquisitions, of Chapter 25 of the Pennsylvania Associations Code, as amended, shall not be applicable to the Corporation.

SECTION 4: Subchapter H, Chapter 25. Subchapter H, Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control, of Chapter 25 of the Pennsylvania Associations Code, as amended, shall not be applicable to the Corporation.

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